AIG to Refocus as Worldwide Property and Casualty Company with Continuing Presence in Foreign Life
October 3, 2008
Page two
     It should be noted that the remarks made on the conference call may contain projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements include developments in global credit markets and such other factors as are discussed in Item 1A. Risk Factors of AIG’s Annual Report on Form10-K for the year ended December 31, 2007, in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, and in AIG’s Current Report on Form 8-K dated September 26, 2008 (reporting AIG’s entry into a material definitive agreement). AIG is not under any obligation (and expressly disclaims any such obligation) to update or alter its projections and other statements whether as a result of new information, future events or otherwise.
# # #
     American International Group, Inc. (AIG), a world leader in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG’s common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.
# # #